                                     SCHEDULE 14A

                                    (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the registrant /X/
          Filed by a party other than the registrant  / /
          Check the appropriate box:
          /X/ Preliminary proxy statement
          / / Definitive proxy statement
          / / Definitive additional materials
          / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                Chromatics Color Sciences International, Inc.
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

   Payment of filing fee (Check the appropriate box):

   /X/ No fee required

   / / $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:


   / /  Fee paid previously with preliminary materials:

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                     CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                              -----------------------------

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              -----------------------------

               The Annual Meeting of Shareholders of Chromatics Color Sciences International, Inc. (the "Company"), a New York corporation, will be held at the offices of the Company at 5 East 80th Street, New York, New York, on Tuesday, May 27, 1997, at 10:00 A.M., for the following purposes:

               1. To elect three directors of the Company to serve for a term of one year and until their respective successors shall be elected and shall qualify;

               2. To consider and act upon an amendment to the Company's Certificate of Incorporation to extend for one year from December 31, 1997 to December 31, 1998 the expiration date of the period during which the Company's outstanding Class A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") can become convertible into Common Stock upon the Company's achieving certain stock performance or earnings goals and to likewise extend the date by which the Company is to call the Preferred Stock for redemption if such goals are not met;

               3. To ratify the appointment of Wiss & Company, LLP as auditors of the Company for the year ending December 31, 1997; and

               4. To consider and act upon such other matters as may properly come before the meeting.

               The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

               Only shareholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                                        By order of the Board of Directors

                                        Darby S. Macfarlane
                                        Chairperson of the Board

          New York, New York
          April 29, 1997

                    CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                            ---------------------------

                                   PROXY STATEMENT
                         FOR ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 27, 1997

                            ---------------------------

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. (the "Company"), a New York corporation, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the offices of the Company at 5 East 80th Street, New York, New York 10021, on Tuesday, May 27, 1997, at 10:00 A.M., and at any adjournments thereof.

               Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by such proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

               Darby Simpson Macfarlane, who is Chief Executive Officer, Assistant Treasurer and a member of the Board of Directors of the Company, possesses in the aggregate the power to vote approximately 2,090,813 shares of the outstanding voting stock of the Company (representing approximately 24.1% of the shares entitled to vote at the meeting). (See "Security Ownership of Certain Beneficial Owners and Management.") Mrs. Macfarlane has advised the Company that she intends to vote all of the shares which she is entitled to vote in favor of each proposal presented at the Meeting.

               The principal executive offices of the Company are located at 5 East 80th Street, New York, New York 10021. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is April 29, 1997.


               Shareholders of record of the Company's common stock, par value $0.001 per share (the "Common Stock"), and the Company's preferred stock, par value $0.01 per share, designated as Class A Convertible Preferred Stock (the "Class A Preferred Stock"), at the close of business on April 15, 1997 shall be entitled to one vote for each share then held.

          On such date, there were outstanding [      ] shares of Common Stock
          and 1,380,000 shares of Class A Preferred Stock.

               Only shareholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                         By order of the Board of Directors



                         Darby S. Macfarlane
                         Chairperson of the Board

          New York, New York
          April 29, 1997

                   IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies and will ensure that your shares are voted.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT

          The following table sets forth, as of April 15, 1997, the beneficial ownership of the Common Stock: (i) by each stockholder known by the Company to beneficially own more than 5% of the Common Stock; (ii) by each director of the Company; (iii) by the Company's Chief Executive Officer; and (iv) by all executive officers and directors of the Company as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed.

          Name and Address of                 Amount and Nature of
          Beneficial Owner                    Beneficial Ownership       Percent of Class
          -------------------                ----------------------      ------------------
            Darby Simpson Macfarlane (1)          2,090,813                    24.1%
            10 Old Jackson Avenue, #28
            Hastings-on-Hudson, NY 10706


            David Kenneth Macfarlane (2)          2,090,813                    24.1%
            10 Old Jackson Avenue, #28
            Hastings-on-Hudson, NY 10706

            Leslie Foglesong (3)                     50,000                     *
            116 Lafayette Avenue
            Brooklyn, NY 11217

            Mellon Bank Corporation (4)           1,035,000                    11.9%
            One Mellon Bank Center
            Pittsburgh, PA 15258

            Janssen-Meyers Associates, L.P. (5)   1,641,100                    18.9%
            17 State Street
            New York, NY 10001

            All directors and executive officers  2,140,813                    24.5%
            as a group (3 persons) (6)

            ----------------------------

            *        Less than one percent

            (1) Includes all of the 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock owned by Mrs. Macfarlane.

            (2) Includes the 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock owned by Mrs. Macfarlane, and the 710,813 issued and outstanding shares of the Company's Common Stock beneficially owned by Mrs. Macfarlane.

            (3) Includes 50,000 shares issuable upon the exercise of options which are exercisable within the next 60 days.

            (4) Includes indirect beneficial ownership of the holdings of two subsidiaries, Mellon Bank N.A. and the Dreyfus Corporation.

            (5)      Based on Amendment No. 17 to Form 13D dated
                     February 11, 1997. Includes 1,570,626 shares issuable upon the exercise of Warrants which are exercisable within the next 60 days.

            (6) Includes 50,000 shares issuable upon the exercise of options which are exercisable within the next 60 days and 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock.

                                ELECTION OF DIRECTORS

               Three directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting. Proxies received in response to this solicitation will be voted FOR the persons named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve; however, should such a situation arise, proxies may be voted for the election of such other person(s) as director(s) as the holders of the proxies may, in their discretion, determine. There is no arrangement or understanding between any director and any other person pursuant to which such person was elected as a director.

               The following table sets forth information concerning each of the directors and executive officers of the Company:

               Name                     Age              Position
               ----                     ---              --------
          Darby Simpson Macfarlane      52       Director, Chairperson
                                                 of the Board, Chief
                                                 Executive Officer,
                                                 Assistant Treasurer

          David Kenneth Macfarlane      50       Director, Vice President-
                                                 Research and Development

          Leslie Foglesong              41       Director, Secretary and
                                                 Treasurer

          Arthur Guiry                  57       President

               Mrs. Macfarlane co-founded the Company in March 1984. She has been Chairperson of the Board, Chief Executive Officer, Assistant Treasurer and a director of the Company since formation and also served in the capacity of President until April 9, 1995. Prior to such time, Mrs. Macfarlane was the co-founder in 1974 of Personalized Colors, Inc. Commencing in 1978, Mrs. Macfarlane and Mr. Macfarlane led and directed the Company's research and development and mass-manufacturing efforts of the color science technology, instrumentation and cosmetic and related products now offered by the Company.

               Mr. Macfarlane co-founded the Company and is also one of the primary inventors of the patented technologies used in the Colormate II System. In addition, Mr. Macfarlane developed the manufacturing, technical and engineering specifications necessary to have miniaturized and mass manufactured the Colormate II
          System. Mr. Macfarlane has been Vice President-Research and Development, and a director of the Company since formation. Prior to

          1984, Mr. Macfarlane held a variety of executive positions with finance, sales, marketing, research and development and manufacturing companies in Europe, South Africa and the United States, including International Technical Research and Development, Ltd., and Trumach, Inc.

               Leslie Foglesong has been the Secretary, Treasurer and a director of the Company since its formation.

               From January 1, 1995 to March 1995, Mr. Arthur Guiry provided consulting services to the Company in connection with the marketing of the Company's medical applications for its technology. On April 10, 1995, Mr. Guiry commenced his duties as President. Mr. Guiry has held positions as an executive in sales for divisions of Bristol-Myers, Smith & Nephew Ltd. and Solzer for the past 18 years. He also holds a physics degree from Manhattan College.

               Darby Simpson Macfarlane and David Kenneth Macfarlane are the founders of the Company and, as such, may be deemed "promoters" of the Company as those terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended. There is no family relationship among any other directors or executive officers of the Company.

               The Company has agreed with the placement agent of the Company's 1995 private placement offering of Common Stock (the "Offering") that the Company will use its best efforts to elect the placement agent's designee to the Company's Board of Directors for a period of five years following the completion of the Offering. To date, the placement agent has not requested election of any designee.

               Directors are elected annually by the shareholders and hold office until the next annual meeting and until their respective successors are elected and qualified.

               During the fiscal year ended December 31, 1996, the Company's Board of Directors met on six occasions. All of the directors participated in all such meetings.

               The Board of Directors has not established any standing audit, nominating or compensation committees. The functions that otherwise would be performed by such committees are performed by the full Board of Directors.

            THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A
                VOTE IN FAVOR OF THE RE-ELECTION OF THE THREE NOMINEES
                         TO THE COMPANY'S BOARD OF DIRECTORS

          Executive Officers

               Executive officers are elected by the Board of Directors, serve at the direction of the Board and hold office until their respective successors are elected and qualified.

          Executive Compensation

          Summary Compensation Table

               The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to, the Company's executive officers for services rendered in all capacities to the Company for the last three fiscal years. See "Employment Agreements."

                                               Annual                 Long-Term      All Other
                                            Compensation             Compensation  Compensation
                                            ------------             ------------  ------------
                                                                        Awards
                                                                        ------
            Name and
            Principal                              Salary   Bonus      Options
            Position                      Year      ($)      ($)         (#)
            --------                      ----   -------    ------     -------
            Darby Simpson Macfarlane,     1994   125,000         0        0        85,000(1)
              Chief Executive Officer     1995   125,037         0        0        26,689(2)
                                          1996   125,000    20,000     300,000      5,617(3)


            Arthur Guiry, President       1995   168,101(4)            200,000          0
                                          1996   200,000                  0             0


            David Kenneth Macfarlane,     1994   100,000         0        0             0
              Vice President,             1995   114,034(5)      0        0             0
              Research and Development    1996   125,000     4,500     200,000      5,950(3)

            Leslie Foglesong,             1994    75,000         0      10,000
              Secretary and Treasurer     1995    75,000         0      50,000          0
                                          1996    75,000   103,650(6)  100,000          0

            ----------------------
            (1) Represents payment pursuant to Mrs. Macfarlane's employment agreement, under which she is entitled to receive 33% of the first $1,000,000 of the Company's net recovery in excess of $2,000,000 from the Avon lawsuit.

            (2)   Represents interest payments pursuant to the $262,400 balance owed to Mrs. Macfarlane pursuant to the Avon Settlement.

            (3) Includes premiums paid by the Company on the term life insurance policies and disability insurance policies of Mrs. and Mr. Macfarlane.

            (4) Includes $23,000 of fees paid to Mr. Guiry in 1995 as a consultant prior to his employment as President.

            (5) Includes $14,000 of fees paid to Mr. Macfarlane in 1995 as a consultant.

            (6)   Includes 1995 bonus not paid until 1996.

            Options Grants in Last Fiscal Year

               The following table sets forth information with respect to the grant of stock options under the Stock Option Plan by the Company during the fiscal year ended December 31, 1996 to the Company's executive officers:


                                                                                               Individual Grants
                                                                     ------------------------------------------------------
                                                                                      Percentage
                                                                                       of Total
                                                                                       Options
                                                                                      Granted to
                                                                                      Employees
                                                                                          in      Exercise or
                                                                                        Fiscal        Base
                                                                         Options         Year        Price       Expiration
                               Name                                   Granted (#)         (%)         ($/sh)          Date
                               ----                                  -----------     ----------  ------------   -----------
                      Darby Simpson Macfarlane                         300,000            39%       $4.375        10/28/01

                      David Kenneth Macfarlane                         200,000            26         4.375        10/28/01

                      Leslie Foglesong                                  50,000           6.5          4.25         7/31/01
                                                                        50,000           6.5         4.375        10/28/01

            Aggregated Option Exercises in Last Fiscal Year and
            Fiscal Year End Option Value Table

                  The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31,

            1996 and the value at December 31, 1996 of unexercised stock options held by the Chief Executive Officer and the other executive officers of the Company:

                                                                                                                   Value of
                                                                                              Number of          Unexercised
                                                                                            Unexercised          In-the-Money
                                                                                             Options at            Options
                                                                                               Fiscal             at Fiscal
                                                                                              Year-End            Year-End(2)
                                                                                           --------------       --------------
                                                      Acquired on          Value            Exercisable/         Exercisable/
                                                       Exercise         Realized(1)        Unexercisable        Unexercisable
                 Name                                     (#)               ($)                 (#)                   $
                 ------------------------             -----------       -----------        --------------       --------------
                 Darby Simpson Macfarlane               40,000            210,000            0/300,000               NA/O

                 Arthur Guiry(3)                          N/A               N/A            66,666/133,334       75,000/150,000

                 David Kenneth Macfarlane               40,000            330,000            0/200,000               NA/O

                 Leslie Foglesong                       20,000             73,750          50,000/100,000       10,000/18,750

                 ---------------------------
                 (1) Based on the fair market value of securities underlying the options minus the exercise price of the options. On January 26, 1996, Mrs. Macfarlane exercised an option to purchase 40,000 shares of Common Stock at an exercise price of $2.50. On

                      April 23, 1996, Mr. Macfarlane exercised an option to purchase 40,000 shares of Common Stock at an exercise price of $2.50 per share. On January 12, 1996, Mrs. Foglesong exercised an option to purchase 20,000 shares of Common Stock (10,000 shares at an exercise price of $2.25 per share and 10,000 shares at an exercise price of $2.50 per share).

                 (2) Based on the fair market value of securities underlying the options minus the exercise price of the options at the fiscal year end. At December 31, 1996 (the last business day of the fiscal year), the closing bid price of the Common Stock on NASDAQ was $4.50.

                 (3)  As of March 20, 1997, 133,334 options were exercisable.


          Compensation of Directors

               The current directors do not receive any compensation or reimbursement of expenses for their attendance at Board of Directors' meetings.

          Employment Agreements

               The Company has entered into separate employment agreements with each of Darby Simpson Macfarlane and David Kenneth Macfarlane, providing for Mrs. Macfarlane's employment as Chief Executive Officer and for Mr. Macfarlane's employment as Vice President, Research and Development. The agreements with Mrs. and Mr. Macfarlane provide for current annual base salaries in 1996 of $125,000 and $125,000, respectively, subject to annual increases at the discretion of the Board of Directors. In addition, Mrs. Macfarlane's agreement provided for a bonus payment of 33% of the first million of the Company's net recovery in excess of $2,000,000 from the Avon Litigation. Accordingly, Mrs. Macfarlane is to receive $361,200, of which $98,800 has been paid. The remaining $262,400 is currently payable and accrues interest at the rate of 10% per annum. Under the agreements, the Company is obligated to provide Mr. Macfarlane with $300,000 and Mrs. Macfarlane with a $500,000 term life insurance policy and disability insurance. The Company maintains key-man life insurance on each of Mrs. and Mr. Macfarlane in the amount of $1,000,000.

               The agreements provide for the payment of termination benefits by the Company if employment thereunder is terminated (i) by the Company for any reason other than death, disability or "cause" as set forth therein or (ii) by reason of death or disability. If Mr. or Mrs. Macfarlane's employment is terminated by the Company for any reason other than death, disability or "cause," the Company is required by each agreement to pay to the terminated employee an amount equal to the greater of (a) the aggregate base salary payable for the remainder of the employment period of the agreement and (b) the aggregate base salary payable thereunder for two years, plus, in each case, an amount not less than any bonus granted by the Board of Directors of the Company to the employee in the year immediately preceding the year in which termination occurred. If the employee's employment is terminated by reason of death or disability, the Company is required to pay to Mrs. Macfarlane and Mr. Macfarlane, as applicable, an amount equal to two years aggregate base salary in the case of Mrs. Macfarlane, and one year's base salary in the case of Mr. Macfarlane, plus in each case an amount not less than the pro rata portion of any bonus granted to the employee in the year immediately preceding the year in such termination occurs.

               The Company has entered into a five year employment agreement, commencing on April 10, 1995, with Arthur Guiry providing for Mr.

          Guiry to serve as President of the Company. The agreement provides for an annual base salary of $200,000, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $3.375 per share under the Company's 1992 Stock Option Plan. Mr. Guiry shall be entitled to an annual bonus subject to the discretion of the Board of Directors. The Company, at its option, can maintain key-man insurance on Mr. Guiry in the amount of $1,000,000. The agreement provides for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If Mr. Guiry's employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay to Mr. Guiry an amount equal to the aggregate base salary for the remainder of the employment period plus an amount equal to the bonus granted for the year immediately preceding the year in which such termination occurs. If Mr. Guiry's employment is terminated by reason of death, disability, cause or voluntary resignation, he will not receive any other compensation besides accrued salary through the date of such termination and an amount equal to the pro rata portion of any bonus granted for the year immediately proceeding the year in which such termination occurs.

               The Company has entered into separate five year employment agreements commencing on August 21, 1995, with Arthur Rocco and Mark Harwood, providing for each to serve as an engineer of the Company (the "Agreements"). Mr. Rocco's agreement provides for an annual base salary of $75,000 per annum, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan. Mr. Harwood's agreement provides for an annual base salary of $55,000 per annum, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan.

               The Agreements provide for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay an amount equal to the aggregate base salary for the remainder of the employment period. If employment is terminated by reason of death, disability, "cause," or voluntary resignation, no compensation will be received other than accrued salary through the date of such termination.

               All of the agreements described above prohibit disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and provide certain non-competition and non-solicitation restrictions on the employee for the duration of employment with the

          Company, and for one year thereafter.

          Filing Requirements

               The Company became subject to the reporting requirements of
          Section 13 of the Exchange Act on February 5, 1993 and, accordingly, the Company's officers, directors and greater than 10 percent beneficial owners were subject to the reporting requirements of
          Section 16(a) of the Exchange Act during the year ended December 31, 1993. The Company believes that except as described below, during the fiscal year ended December 31, 1996, all filing requirements under
          Section 16(a) applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

               Janssen/Meyers Associates, L.P., a direct beneficial owner of more than 10 percent of the Company's Common Stock, Meyers Janssen Securities Corporation, Bruce Meyers and Peter Janssen, each as indirect beneficial owners of more than 10 percent of the Company's Common Stock by virtue of ownership of Janssen/Meyers Associates, L.P. and Meyers Janssen Securities Corporation, as applicable, failed to file on a timely basis a number of Form 4s with respect to certain transactions in the Company's securities.

               Darby S. Macfarlane and David Kenneth Macfarlane each failed to file on a timely basis one Form 4 with respect to one option grant. Leslie Foglesong failed to file on a timely basis two Form 4s with respect to two separate option grants. Filings on Form 4 with respect to these transactions have since been made for Mr. Macfarlane, Ms. Macfarlane and Ms. Foglesong.

                   PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
                OF INCORPORATION TO EXTEND THE EXPIRATION DATE OF THE
                      CONVERSION PERIOD FOR THE PREFERRED STOCK

               The Company's Certificate of Incorporation currently allows holders of the outstanding shares of Preferred Stock to convert each such share into .6521739 of a share of Common Stock at their option upon written notice duly given to the Company ("Election Notice") within 30 days of such holders receiving written notice from the Company ("Election Notice Period") of the first to occur of the following events (each, an "Event"): (i) the Company's combined pretax net operating income before interest and extraordinary items exceed $20,000,000 (excluding the effect of business combinations) for any two consecutive calendar years during the period ending December 31, 1997 (the "Earnings Test"), or (ii) the closing bid quotation of the Common Stock exceeds $46.67 for 30 consecutive trading days at any time prior to December 31, 1997 (the "Stock Test"). If (i) the Company does not receive an Election Notice after the expiration of the

          Election Notice Period, or (ii) the Company determines that an Event has not occurred within the relevant periods specified, not later than 10 days after such expiration or such determination, the Company shall call for redemption of (a) shares of Class A Preferred Stock that are not the subject of an Election Notice or (b) shares of Class A Preferred Stock if the Board has determined that no Event has occurred, following December 31, 1997 at $.01 per share plus any declared but unpaid dividends, provided, however, that the Board of Directors shall make such determination on or prior to the 120th day after December 31, 1997.

               In the fall of 1994, Mrs. Macfarlane approached the Board of Directors to request an extension of the period (the "Conversion Period") during which the Earnings Test and the Stock Test could be met. Acting through Leslie Foglesong, the sole disinterested member of the Board of Directors with respect to this matter, the Board determined in March 1995 that it was in the best interests of the Company to maintain an appropriate incentive program for Mrs. Macfarlane, taking into account her salary, the number of options she then held, and the bonus package provided under her employment agreement. Accordingly, the Board of Directors, acting in the manner described above, determined to extend the termination date of the Conversion Period for one year, to December 31, 1997, in consideration of Mrs. Macfarlane agreeing to delay payment from August 1994 to January 1996 on the note she received under her employment agreement in respect of the Avon Settlement, forego any discretionary performance bonus under her employment agreement for 1994 and 1995 and with the understanding that she would not receive any further stock options in 1995 or with respect to the Company's performance for that year. All other terms of the Preferred Stock remained unchanged. The shareholders of the Company approved this action of the Board of Directors at the 1995 Annual Meeting held on May 26, 1995.

               In April 1997, Mrs. Macfarlane again approached the Board of Directors to request an extension of the Conversion Period. The
          Board of Directors of the Company, acting through Leslie Foglesong, the sole disinterested member of the Board with respect to this matter, determined in April 1997 that it was in the best interests of the Company to continue an appropriate incentive program for Mrs. Macfarlane, taking into account her salary, the number of options she currently holds, and the bonus package provided under her employment agreement. The Board of Directors determined to extend the termination date of the Conversion Period for one additional year, to December 31, 1998, in consideration of Mrs. Macfarlane agreeing to delay payment to January 1998 on the note she received under her employment agreement in respect of the Avon Settlement, extend her existing employment agreement until February 12, 1999, forego any discretionary performance bonus under her employment agreement for 1997 and 1998 and with the understanding that she would not receive any stock options in 1997 or with respect to the Company's performance for that year. All other terms of the Preferred Stock would remain unchanged.

               The Board of Directors of the Company, by action of Leslie Foglesong, sole disinterested member of the Board of Directors with respect to the proposed extension, recommends that the shareholders adopt and approve an amendment ("Charter Amendment III") to the Company's Certificate of Incorporation to extend the end of the period during which the Preferred Stock can become convertible into Common Stock upon the Company achieving the Earnings Test and/or the Stock Test from December 31, 1997 to December 31, 1998 and to likewise extend the date by which the Company is to call the Preferred Stock for redemption if such goals are not met.

               The text of Charter Amendment III is set forth as Exhibit A hereto.

               The approval of the majority of issued and outstanding Common Stock and Preferred Stock, voting as a single class, is necessary to adopt Charter Amendment III. Proxies received in response to this solicitation will be voted FOR Charter Amendment III unless otherwise specified in the proxy.

               THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF CHARTER AMENDMENT III.

                                SELECTION OF AUDITORS

               The Board of Directors has selected Wiss & Company, LLP, independent auditors, to serve as auditors of the Company for the fiscal year ending December 31, 1997. Although shareholder ratification of the Board of the Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

               Representatives of Wiss & Company, LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

               Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in the proxy. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE

          APPOINTMENT OF WISS & COMPANY, LLP.

                                    MISCELLANEOUS

               Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy material and form of proxy relating to that Annual Meeting by January 13, 1998.

               The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter or business at the Meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

               The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with the solicitation. Solicitation may be made by mail, telephone and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

               The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 is being distributed to shareholders with this mailing. A list of the exhibits to the Form 10-KSB is included therein, and such exhibits will be provided upon written request (directed to Leslie Foglesong, Secretary, at the Company's executive offices) for a fee limited to the Company's reasonable expenses in furnishing such exhibit.


                                        By order of the Board of Directors,


                                        Darby S. Macfarlane
                                        Chairperson of the Board

          New York, New York
          April 29, 1997

                                                                      EXHIBIT A
                                                                      ---------
                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                    CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                               ------------------------

                               Under Section 805 of the
                               Business Corporation Law

                               ------------------------


               We, the undersigned, Darby S. Macfarlane, Chief Executive

          Officer, and Leslie Foglesong, Secretary, of Chromatics Color

          Sciences International, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the

          State of New York, do hereby certify as follows:

               1.   The name of the Corporation is CHROMATICS COLOR

          SCIENCES INTERNATIONAL, INC.

               2.   The Certificate of Incorporation of the Corporation was

          filed by the Department of State on March 30, 1984.  The

          Corporation was formed under the name Chromatics International,

          Inc.

               3.   The Certificate of Incorporation of the Corporation, as

          heretofore amended, is hereby further amended to extend for one year from December 31, 1997 to December 31, 1998 the expiration date of the period during which the Corporation's outstanding

          Class A Convertible Preferred Stock, par value $0.01 per share


          (the "Preferred Stock") can become
          convertible into Common Stock upon the Corporation's achieving certain stock performance or earnings goals and to likewise extend the date by which the Corporation is to call the Preferred Stock for redemption if such goals are not met.

               4.   To accomplish the foregoing,

                    (i)  Paragraph c(4)(a) of Article FOURTH of the

          Certificate of Incorporation of the Corporation, relating to the authorized shares of the Corporation, is hereby amended to read in its entirety as follows:

                    "(a) Subject to Section C.(5) of this Article FOURTH, upon the first to occur of (i) the Corporation's combined pre-tax net operating income (before interest expense), as reflected on the Corporation's audited financial statements (but excluding, in each case, any extraordinary items and any revenues or earnings generated by businesses acquired by the Corporation by merger, consolidation, asset or stock acquisition or similar transaction, in each case after the date (the "Commencement Date") of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation of which this provision is a part) for any two consecutive calendar years during the period commencing on the Commencement Date and ending on December 31, 1998 exceeding $20,000,000 or (ii) the closing bid quotation of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or the last sales price, if the Common Stock is principally traded on a national securities exchange or the NASDAQ National Market System) being at least $46.67 on 30 consecutive trading days at any time during the period commencing on the Commencement Date and ending on December 31, 1998 (each such event referred to in the preceding subclauses (i) and (ii) being hereinafter referred to as an "Event" and each such date being hereinafter referred to as the "Event Date"), each share of Class A Preferred Stock outstanding immediately prior to the Event Date shall be, at the option of the holders thereof upon written notice (the "Election Notice") duly given to the Corporation within 30 days (the "Election Notice Period") of such holders receiving written notice from the Corporation (which notice shall be sent by certified mail, return receipt requested, to the address of such holder as it shall appear on the stock register of the Corporation) of the occurrence of the Event, convertible into .6521739 shares of Common Stock, subject to the provisions for adjustment hereinafter set forth. Until such time as the certificates representing the Class A Preferred Stock to be converted pursuant to any such Election Notice shall have been surrendered and certificates evidencing the Common Stock to be issued shall have been issued in accordance with the provisions of paragraph (c) of this subsection (4), the certificates representing the Class A Preferred Stock shall represent the shares of Common Stock Issuable upon the conversion of such Class A Preferred Stock and the holders thereof shall be entitled to all the rights and privileges of the holders of the Common Stock. The Corporation shall give prompt written notice to the holders of the Class A Preferred Stock of the occurrence of an Event (which in any event shall be given not later than five days after the occurrence of such Event)."

                    (ii) The first sentence of Paragraph C(5)(a) of Article

          Fourth is hereby amended to read as follows:

                    "(a) The Corporation shall (i) not later than 10 days after the expiration of the Election Notice Period without the Corporation having received an Election Notice, if applicable, or (ii) not later than 10 days after a determination (the "Determination") by the Board of Directors of the Corporation that an Event has not occurred within the relevant periods specified in Section C.(4) of this Article FOURTH, if applicable, call for redemption (A) each share of Class A Preferred Stock that is not the subject of an Election Notice, or (B) all shares of Class A Preferred Stock, if the Board of Directors shall have made the Determination, as applicable, at a price per share of $.01 per share, plus any declared but unpaid dividends on such shares of Class A Preferred Stock, provided, however, that the Board of Directors shall make a Determination on or prior to the 120th day after December 31, 1998."

               5.   The foregoing amendment to the Certificate of

          Incorporation of the Corporation has been duly authorized by unanimous consent of the Board of Directors of the Corporation,

          followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on said amendments to the Certificate of Incorporation.

               IN WITNESS WHEREOF, the undersigned have signed this

          Certificate and affirm under the penalties of perjury that the statements made herein are true this ___ day of May, 1997.


                                   -----------------------------------
                                             Darby S. Macfarlane,
                                             Chief Executive Officer


                                   ----------------------------------
                                             Leslie Foglesong,
                                             Secretary

                    CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                     May 27, 1997

                  This Proxy is solicited by the Board of Directors.

               The undersigned shareholder of Chromatics Color Sciences International, Inc. (the "Company") hereby appoints Darby Simpson Macfarlane and Leslie Foglesong, or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the Common Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 5 East 80th Street, New York, New York at 10:00 A.M., on May 27, 1997, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.

               Unless otherwise specified, this proxy will be voted "FOR" the election of all nominees as directors of the Company, "FOR" the adoption of Charter Amendment III, "FOR" the ratification of Wiss & Company, LLP as auditors of the Company and in the discretion of the proxies with respect to all other matters which may properly come before the Meeting and any adjournments thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

               Please mark boxes / /    / / in blue or black ink.

          1.   Election of Directors

               / /    FOR all nominees listed  / /  WITHHOLD AUTHORITY to
                      below (except as marked       vote for all nominees
                      to the contrary below)        listed below

               Nominees: Darby Simpson Macfarlane, David Kenneth Macfarlane
                         and Leslie Foglesong

               Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                   ---------------------------------------------------


          2.   Adoption of Charter Amendment III

                  / / FOR    / / AGAINST  / / ABSTAIN

          3. Ratification of the selection of Wiss & Company, LLP as auditors of the Company for the year ending December 31, 1997.

                  / / FOR    / / AGAINST  / / ABSTAIN

          4. In their discretion, on any other matters that may properly come before the Meeting and any adjournments thereof.

                                             Dated:  ______________, 1997

                                             ------------------------------
                                                Signature of Shareholder(s)



                                             ------------------------------
                                                Name of Shareholder(s)

                                             NOTE: When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee, custodian,
                                             guardian or corporate officer,
                                             please give your full title as
                                             such. If a corporation, please sign
                                             full corporate name by authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.

               PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
               PROMPTLY